Exhibit 15.1

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of XChange TEC.INC on Form F-3 (File No. 333-258187) of our report dated January 14, 2026, with respect to our audits of the consolidated financial statements of XChange TEC.INC, appearing in this Annual Report on Form 20-F.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Onestop Assurance PAC

Singapore

January 14, 2026